Exhibit 99.3

EMPLOYEE QUESTIONS & ANSWERS REGARDING
SOMPO’S ACQUISITION OF ENDURANCE

1.	Who is Sompo Holdings?
Sompo Holdings (Sompo) is a global insurance carrier based in Tokyo and traded on the Tokyo stock exchange. Its core business, Sompo Japan Nipponkoa Insurance Inc., is the largest P&C company in the Japanese domestic market. The company has a long and proud history going back more than 100 years.

Beyond its core domestic P&C business, Sompo also comprises three additional businesses: domestic life insurance, overseas insurance, and financial and other services (which includes nursing and healthcare, and asset management services).

Sompo’s overseas insurance business currently consists primarily of a Lloyd’s syndicate, Sompo Canopius, which is one of the 10 largest Lloyd’s insurers with approximately $1.3 billion in annual net premiums. Sompo has established an objective of accelerating the growth of its international platform. Acquiring Endurance directly addresses that goal.

From our perspective, our reinsurance segment has been a trading partner with Sompo’s domestic P&C business for several years, both writing reinsurance on their book and also ceding business to them. We know and respect them and are pleased to become part of their family as a result of this transaction.

2.	What is the rationale for this transaction?
This transaction provides exceptional opportunities for Endurance, its employees, clients, and shareholders.

Shareholders will receive excellent value, consisting of $93.00 in cash for each share, a premium in excess of 40% over recent trading prices. In addition, Endurance will become a significant part of a strong, global insurance carrier with a much larger balance sheet, better financial ratings, and a broader client base. Our company will be managed as an independent but integrated unit and effectively become the international operations of Sompo. It will continue to be led by our current Executive Leadership team, including our CEO, John Charman. This transaction will allow Sompo to quickly and smoothly expand its international footprint while allowing us to continue growing our specialty insurance and reinsurance offerings within Sompo’s larger, global structure.

The combined company will have a truly global footprint and approaching $30 billion in gross written premiums. As a result, we will be a stronger partner and competitor to larger insurance and reinsurance companies in an increasingly competitive marketplace. Our clients will benefit from this increased size and scale, and we expect that it will make our business more attractive to both current clients and prospects.

3.	Does this transaction represent a change in strategy?
No. From the time he joined Endurance, John Charman has said that size and scope is critical for success in the current market environment, and that we need to be in the range of $5 - $10 billion in premiums written in order to achieve cost efficient scale, globally diversified insurance and reinsurance products as well as market relevance. He also indicated that he would seek out a high quality, strong Asian partner to further complement our global business capabilities for the future. This transaction accomplishes those objectives, enabling Endurance to become part of a much larger organization, with enhanced scale, ratings and global licensing capabilities.

Additional background information about the steps leading up to today’s announcement will be included in the proxy statement that we will file with the SEC in connection with the shareholder vote. Until that document is filed, we cannot provide details about the process.

4.	Why did I read about the potential transaction in the media before I heard from Endurance management?
The press heard rumors of a potential transaction and reported it ahead of our scheduled announcement and we were in the unfortunate situation of having to react to the media. As a publicly traded company, we must comply with certain regulatory requirements affecting disclosure in a situation such as this and we communicated the details of the transaction as soon as we were able to. We are committed to providing our employees as much information as possible as we progress.

5.	What are the specific benefits for Endurance employees?
This transaction is about achieving significant scale and market relevance. As we take our business to the next level as part of Sompo, there will be many exciting opportunities for our employees. For instance, Endurance employees will have the chance to continue growing our specialty insurance and reinsurance offerings within Sompo’s larger, global structure.

6.	Is this good for Endurance shareholders?
The all-cash transaction will provide Endurance’s common shareholders with immediate, attractive value through a 43% premium based on the stock’s unaffected closing price as of October 3, 2016 ($64.96).

7.	How much overlap is there between the companies’ business?
The vast majority of Sompo’s P&C business is in their domestic market and therefore, there is not significant overlap between Sompo and Endurance. This transaction will allow Sompo to quickly and smoothly expand its international footprint and Endurance to continue growing its specialty insurance and reinsurance offerings within Sompo’s larger, global structure.

8.	How will the new management and board of directors be structured?
Sompo’s management team will continue to lead the parent company on a global basis. Endurance’s CEO John Charman will join the Sompo management team as head of the company’s international business, which he will lead with the other members of Endurance’s current Executive Leadership Team. Specifically, John will become CEO and Chairman of the International Division, reporting directly to Sompo Holdings’ President and CEO, Kengo Sakurada.

9.	Will there headcount reductions?
The strategic strength of this transaction lies in the complementarity of our talents, teams, and markets—and as a result we do not expect any significant redundancies or layoffs. While there will be some overlapping positions in certain geographies and business functions, the opportunities for our employees will increase as we target significant growth in our operations over the next several years.

Keep in mind that the companies will continue operating separately until the transaction closes.

10.	Will my compensation and benefits change? What about incentive compensation?
Our current compensation plans will remain in effect until the close, and our performance awards for 2016, including incentive payments, will be made in accordance with those plans and will be determined by your existing Executive Leadership team and approved by our current Board of Directors as it has been done historically.

Going forward, we do not anticipate any changes to employees’ current salary and benefits. Compensation targets will not change as a result of the transaction and, for our 2017 performance awards (paid in early 2018), we have agreed with Sompo to fund our incentive plans at a minimum of 100% of target. Our Long-Term Incentive Program will likely become a deferred cash-based system, as we will no longer have the ability to grant publicly traded stock under our current LTIP plan. We will announce further details closer to the transaction’s closing and the end of our performance year.

11.	What about shares that I have been granted through the LTIP or purchased through the Endurance Employee Stock Purchase Plan?
Any vested Endurance shares awarded through our Long Term Incentive Program or held by employees in our Employee Share Purchase Program will receive the offering price in cash at the close of the transaction.

Since this is an all-cash transaction and Endurance will no longer be a publicly traded company, any unvested shares previously awarded under the Endurance LTIP plan will immediately vest upon closing and will paid in cash along with the other outstanding shares that are being purchased by Sompo.

12.	What will happen to the headquarters office?
Endurance’s current headquarters in Bermuda will serve as the headquarters for Sompo’s international business.

13.	Will the Endurance name continue?
Any impact on Endurance’s name has yet to be determined and will be discussed as we work through this and a number of other details. There will be no changes for the time being as we continue to operate as separate companies.

14.	What should I tell clients and brokers who ask about the transaction?
We encourage you to highlight the benefits to our clients and brokers so they understand we will be an even better business partner for them:
-  We will be part of a stronger and more diversified global company.
-  We will have access to a stronger and larger balance sheet with more capital.
-  We expect to benefit from Sompo’s A+ financial strength ratings.
-  We will have access to a broader global client base.
-  We will have access to additional geographies through Sompo’s extensive insurance licenses.

For those in regular contact with the broker community, we are also making available a talking points document for your reference.

15.	What are the next steps for the transaction? How long will it take?
Endurance will file a proxy statement/prospectus seeking shareholder approvals for the transaction. At the same time, we will work toward obtaining the necessary regulatory approvals. We expect to close the transaction in the first quarter of 2017 and to formally become part of Sompo at that time.

16.	Do you anticipate any difficulty receiving approval for the transaction from Endurance shareholders? What about rating agencies or regulators?
We believe Endurance shareholders will recognize the compelling value created by the transaction and support it. We have spoken with our rating agencies and key regulatory bodies, and we are confident that they will be supportive of the transaction.

17.	What should I do if I’m approached by the media?
You should tell anyone from the media that you are not authorized to speak about the transaction, and refer any media calls to Ellen Erhardt, SVP, Marketing and Communications.

Additional Information and Where to Find It

In connection with the proposed transaction, Endurance will file with the Securities Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document which Endurance may file with the SEC.  INVESTORS IN AND SECURITY HOLDERS OF ENDURANCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by Endurance through the web site maintained by the SEC at www.sec.gov or by contacting Endurance’s investor relations department.

Participants in the Solicitation

Endurance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Endurance’s shareholders in connection with the proposed transaction.  Information regarding Endurance’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Endurance’s annual proxy statement filed with the SEC on April 8, 2016.  A more complete description will be available in the proxy statement on Schedule 14A.  You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC.  All such documents, when filed or furnished, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to Endurance’s investor relations department.